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                             Distribution Agreement
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          AGREEMENT made this  28th  day of February, 1989, between TRUST FOR
CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and Goldman, Sachs & Co., a New York limited partnership (the "Distributor").

                              W I T N E S S E T H:
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          WHEREAS, the Fund is engaged in business as an open-ended, diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Fund at present offers units of beneficial interest in the Money Market Portfolio and the Government Securities Portfolio (the "Current Portfolios"); and

          WHEREAS, the Fund has previously appointed Callahan Financial Services, Inc., a Delaware Corporation ("Callahan"), to act as exclusive distributor to provide for the sale and distribution of Units of the Current Portfolios and all other portfolios subsequently established by the Fund (such portfolios together with the Current Portfolios being hereafter referred to as the "Portfolios").

          WHEREAS, the Fund desires to terminate the exclusive nature of the distribution arrangement with Callahan and retain the Distributor to act as an additional distributor to provide for the
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sale and distribution of Units of the Portfolios, and the Distributor is willing to so render such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Appointment of Distributor.  The Fund hereby appoints the
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Distributor as distributor of the Units of each of the Portfolios on the terms and for the periods set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and perform the duties set forth in this paragraph 1 and in paragraph 2 without compensation.

          2.  Duties of Distributor.  The following provisions shall apply to
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the Distributor's obligations as distributor under this Agreement:

          (a) The Fund agrees to sell Units of each of the Portfolios through the Distributor, as agent, from time to time during the term of this Agreement upon the terms and at the current offering price described in the Prospectus as that term is defined in the Amended and Restated Advisory Agreement of an even date herewith between the Fund and Goldman, Sachs & Co. (the "Advisory Agreement"). Such sales may, however, be suspended whenever in the judgment of the Fund it is in its best interests to do so;

          (b) The Distributor will arrange for the receipt of orders for the purchase of Units of each Portfolio and will (and shall have the authority to) arrange for the receipt and

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     acceptance or rejection of such orders on behalf of the Fund in accordance with the provisions of the Prospectus;

          (c) The Distributor shall not be obligated to sell any certain number of Units of any Portfolio;

          (d) In performing its duties hereunder, the Distributor shall act in conformity with the Trust Agreement, By-Laws, Prospectus and Registration Statement (as such terms are defined in the Advisory Agreement) and with the instructions and directions of the Trustees of the Fund, and will use its best efforts to comply with and conform to the requirements of the 1940 Act, as amended, the Investment Advisers Act of 1940 and all other applicable federal and state laws, regulations and rulings; and

          (e) The services of the Distributor hereunder are not deemed exclusive and the Distributor shall be free to render to similar services to others so long as the Distributor's services hereunder are not impaired thereby.

          3.  Distribution Costs.  During the term of this Agreement, the
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Distributor will pay the following costs:

          (a) Costs of all sales presentations, mailings, advertising and any other distribution efforts by the Distributor with respect to the Units of each of the Portfolios; and

          (b) Compensation of any personnel of the Distributor for activities in connection with the distribution or sale of the Units of each of the Portfolios.

          4.  Duration and Termination.  This Agreement shall continue, unless
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sooner terminated as provided herein, until March 31, 1990 and thereafter shall continue automatically for periods of one year so long as each such continuance is approved at least

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annually (a) by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Fund or by a vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940
Act) representing the interests in each Portfolio affected thereby; provided,
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however, that this Agreement may be terminated by the Fund at any time, without
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the payment of any penalty, on 60 days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

          5.  Amendment of Agreement.  This Agreement may be amended by mutual
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consent, but the consent of the Fund must be approved by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment. Any amendment to this Agreement shall only be by written instrument which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          6.  Indemnification.
              ----------------
          (a) The Distributor shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence

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in the performance of their obligations and duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (b) The Fund hereby agrees to indemnify and hold harmless the Distributor, its officers, partners and employees and each person who controls the Distributor (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, joint or several, to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading in (x) the Prospectus, Additional Statement or the Registration Statement, (y) any advertisements or sales literature authorized by the Fund for use in the offer and sale of Units of any Portfolio, or (z) any application or other document filed in connection with the qualification of the Fund or Units of any Portfolio under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor pertaining to or originating with the Distributor for use in

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connection with any document referred to in clauses (x), (y), or (z), or

          (ii) subject to clause (i) above, the Distributor acting hereunder; and the Fund will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) If the indemnification provided for in paragraph 6(b) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Fund, the Fund shall contribute to the aggregate amount paid or payable by the Fund and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund and such Indemnified Parties in connection with the operations of the Fund, (ii) the relative fault of the Fund and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Fund and the Distributor agree that it would not be just and equitable if contribution pursuant to this subparagraph (c) were determined solely by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above in this subparagraph (c). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (c) shall be deemed to include any legal or other expenses incurred by the Fund and the Indemnified Parties in connection with the investigating or defending any such loss, claim, damage, liability or action.

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No person guilty of fraudulent misrepresentations (within the meaning of Section
11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) It is understood, however, that nothing in this Paragraph 6 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against or contribution with respect to, any liability to the Fund or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the 1940 Act.

          7.  Unitholder Liability.  This Agreement is executed by or on behalf
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of the Fund and the obligations hereunder are not binding upon any of the
Trustees, officers or Unitholders of the Fund individually but are binding only upon the Fund and its assets and property.

          8.  Status of Distributor as Independent Contractor.  The Distributor
              ------------------------------------------------
shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund or the Adviser/Transfer Agent, respectively, from time to time, have no authority to act for or represent the Fund or the Adviser/Transfer Agent in any way or otherwise be deemed an agent of the Fund or the Adviser/Transfer Agent.

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          9.  Notices.  Without limiting the other provisions hereof, notices
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and other writings delivered or mailed postage prepaid to the Fund, 4900 Sears
Tower, Chicago, Illinois 60606, Attention: President, with a copy to Donald C. Shine, Nisen & Elliott, Suite 2500, 200 West Adams Street, Chicago, Illinois 60606 or to the Distributor, 4900 Sears Tower, Chicago, Illinois 60606-6303,
Attention: E.J. Whitman, Jr., or to such other address as the Fund or the Distributor may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

          10.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 7 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 4 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

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                                       TRUST FOR CREDIT UNIONS
Attest:

Betsy Hoffman                       By:  E.J. Whitman, Jr.
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Secretary                                Chairman



Attest:  Nancy Mucker                    By:  Goldman, Sachs & Co.
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                                              Goldman, Sachs & Co.

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